UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported May 5, 2008.

Law Enforcement Associates Corporation
(Exact name of registrant as Specified in its charter)

Nevada	0-49907	56-2267438
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Identification No.)

2609 Discovery Drive, Suite 125, Raleigh, NC 27616
(Address of principal executive offices) (Zip Code)

ISSUER’S TELEPHONE NUMBER: (919) 554-4700

Item 5.02

Effective May 5, 2008 the Board of Directors appointed Paul Briggs as our Chief Financial Officer and Principal Accounting Officer.  Mr. Briggs holds a degree in Master of Science in Accounting which he received from East Carolina University in May 1999. From September 1999 to April 2002, he was employed by Arthur Andersen LLP as a senior auditor in their Greensboro, North Carolina office. From May 2002 to June 2003, Mr. Briggs was the senior internal auditor for VF Corporation in Greensboro North Carolina and from June 2003 through April 2007, he was the controller of Ikex, Inc., Ikex LLC/Hanes Companies located in Middlesex, North Carolina.  From November 2007 through January 2008, Mr. Briggs was employed as the operations manager of Jarco Supply in Youngsville, North Carolina. Mr. Briggs joined us as a controller in January 2008 and now has been elevated to the position of Chief Financial Officer and Principal Accounting Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Law Enforcement Associates Corporation
(Registrant)
By:	/s/ Paul Feldman
Paul Feldman, President

Dated: May 5, 2008.

2